EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc. and Subsidiary

We consent to the incorporation by reference in the registration statement (No. 333-77689) on Form S-8 of ECB Bancorp, Inc. and Subsidiary of our reports dated March 10, 2008 with respect to the consolidated financial statements of ECB Bancorp, Inc. and Subsidiary and the effectiveness of internal control over financial reporting, which reports appear in ECB Bancorp, Inc. and Subsidiary’s 2007 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Greenville, North Carolina

March 10, 2008